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                                                                   EXHIBIT 10.18


                        SETTLEMENT AND RELEASE AGREEMENT

         This Settlement and Release Agreement (this "Agreement") is made and entered into effective as of January 1, 2000 by and among Richard L. Travis, Jr., a resident of the State of Texas (the "Employee"), CT Holdings, Inc. (formerly Citadel Technology, Inc.), a Delaware corporation ("CT"), How2.com, Inc., a Delaware corporation ("How2"), and the respective subsidiaries and affiliates of CT and How2 (other than the Employee) (collectively with CT and How2, the "Company").

                                    RECITALS

         Employee is presently employed by CT and serves as an officer of CT. The continuation of the employment and officer relationships is no longer desired by Employee or CT.

         Employee and the Company mutually wish to fully and finally resolve any potential or existing disputes arising out of the employment and other relationships among Employee and the Company.

         Employee agrees and acknowledges that the Company has special expertise in its businesses that has enabled it to provide unique career opportunities for its employees, and its growth depends, to a significant degree, on its possession of certain information that may not be available to its competitors concerning a number of matters, including, but not limited to, the computer network security software business. To obtain such information and use it successfully, the Company has made significant investments in research, business development, quality assurance, customer satisfaction methods and techniques, manufacturing and business process improvements and other developments in marketing methods and providing services to their customers.

         Employee agrees and acknowledges that a covenant not to compete and a restriction on disclosure of confidential information is essential to the continued growth and stability of the Company's businesses and to the continuing viability of such businesses as expressly permitted under the terms and limitations of this Agreement.

         NOW, THEREFORE, in consideration of the mutual acts, payments and promises described and agreed to be performed herein, Employee and the Company agree as follows:

         1. RESIGNATION. Employee hereby tenders his resignation from all positions that he holds with CT and its subsidiaries and affiliates, including without limitation his position as Chief Financial Officer, Chief Operating Officer and Secretary of CT, which will be effective on January 1, 2000 (such date being referred to as the "Resignation Date"). CT accepts Employee's resignations as of the Resignation Date.

          2. SEVERANCE FROM EMPLOYMENT AND TERMINATION OF EMPLOYMENT AGREEMENT. It is understood and agreed that with the full and complete agreement of Employee, Employee's employment by, and status as an officer of, CT will cease as of the Resignation Date. Except as otherwise expressly provided for herein, as of the Resignation Date, Employee shall cease to accrue any rights under any pension or compensation plan of the Company (including, without limitation, any stock option plan, grant or agreement, except as set forth in this Agreement). CT and the Employee further agree that the Employment Agreement, as amended (the "Employment Agreement"), between CT and the Employee shall be terminated in all respects effective as of the Resignation Date, and the parties shall have no further obligations or liabilities arising under or related to the Employment Agreement, except as set forth in this Agreement.

         3. PAYMENT OF WAGES AND EARNED BENEFITS. Employee acknowledges the receipt of all wages, vacation and sick pay to which Employee is entitled as of the Resignation Date, and further acknowledges that he has been fully paid for all hours worked with the exception of outstanding expense reimbursements and other payments set forth below. Until the Resignation Date, CT will continue to pay Employee at his


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annualized salary level, payable in accordance with CT's standard payroll practices (but not less than two times each month), and Employee will be entitled to medical and dental benefits on the same terms and conditions as provided to Employee immediately prior to the Resignation Date. Any outstanding reimbursable expenses will be paid to Employee upon submission and approval of those expenses in accordance with CT's customary practices. Such approval and payments will not be unreasonably withheld or delayed.

         4. PAYMENTS TO EMPLOYEE.

         (a) (i) In consideration of this Agreement (including, without limitation, the covenants and agreements made in Sections 6, 7 and 8), CT agrees to pay Employee the sum of $50,001 , payable in three monthly installments of $16,667 commencing on the last day of each of the first three months following the Resignation Date, at the address specified in Section 16 of this Agreement; provided that Employee is not in breach of this Agreement. All cash consideration paid to Employee after the Resignation Date shall be made without any withholdings or deductions, including without limitation, deductions or withholdings for social security, Medicare or income taxes, unless otherwise required to do so by law.

         (ii) CT's payment obligations under this Agreement shall bear interest at an annualized rate of 18% with respect to any payment that is late and shall be secured by the agreement contained in Section 23 by How2 to accelerate the vesting of options to purchase up to an additional 3,000 shares of How2 common stock for each of the three payments referred to above, in the event notice of non-payment is given to CT and the relevant payment is not made by CT within 30 days after such notice.

         (b) In consideration of this Agreement (including, without limitation, the covenants and agreements made in Sections 6, 7 and 8), CT agrees to forgive the indebtedness of Employee to CT as evidenced by two promissory notes payable by Employee to CT in the original aggregate principal amount of $295,000, plus accrued interest through the Resignation Date.

         (c) To the extent available under CT's current medical and dental plans, CT shall provide Employee with medical and dental benefits until April 30, 2000 on the same terms and conditions as provided to Employee immediately prior to the Resignation Date; provided that Employee is not in breach of this Agreement. If such medical and dental benefits are not available to Employee during such period, Employee shall be entitled to COBRA continuation benefits at CT's expense for such period.

         5. CONSULTING AGREEMENT. Notwithstanding the foregoing, for the period beginning on the Resignation Date until March 31, 2000, Employee shall serve as a consultant (on an independent contractor basis) to CT to assist in filings with the Securities and Exchange Commission and related financial and shareholder matters; provided, however, Employee shall in no case be deemed to be an employee of CT but instead shall serve as an independent contractor for all purposes. Employee agrees to be available for consulting upon the reasonable request of CT by telephone and in person. In connection with the services to be rendered by Employee to CT as set forth in this Section 5 (the "Services"), Employee will not, without the consent or direction of CT, act or attempt to act or represent himself, directly or by implication, as an agent of CT or the Company, or in any manner assume or create, or attempt to create, any obligation on behalf of, or in the name of CT or the Company. In the event that CT requests Employee to incur any expenses in connection with the Services, CT agrees to pay, in accordance with CT's normal reimbursement policies, all reasonable pre-approved expenses actually incurred by Employee in connection with providing the Services. Employee further agrees that following the Resignation Date, Employee will cooperate with and assist CT in the prosecution or defense of any litigation, including providing truthful testimony as a witness upon reasonable request.

         The cash and other consideration paid to Employee under Section 4 shall also constitute sufficient consideration for the Services after the Resignation Date pursuant to this Section 5 and the covenants and


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agreements in this Agreement, including without limitation Sections 6 and 7, and the Company shall have no other compensation obligations to Employee with respect to the Services, except as set forth in this Agreement.


         6. NON-COMPETITION AGREEMENT. Employee understands that during the course of his employment by CT, Employee has had access to and the benefit of the information referred to in the Recitals above, and represented the Company and developed contacts and relationships with other persons and entities on behalf of the Company, including but not limited to customers, potential customers and other employees of the Company. To protect the Company's interest in this information and in these contacts and relationships and in consideration of the promises made by the Company in this Agreement, Employee agrees and covenants that for a period beginning on the Resignation Date and ending on the second anniversary of the Resignation Date, without the prior written approval of CT, Employee will not, in connection with any business that is engaged in, or is about to be engaged in, by the Company as of the date of execution of this Agreement (the "Business", as defined below), directly or indirectly, either as an individual or as an employee, partner, officer, director, shareholder, advisor, or consultant or in any other capacity whatsoever, of any person (other than providing the services to CT pursuant to Section 5 and the ownership of less than 5% of the issued and outstanding securities of an entity): (a) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment any person who is, or within the twelve month period immediately preceding the date of any such activity was, an employee of the Company or its affiliates; or (b) conduct or assist others in conducting any business or activity that competes with the Business in the United States or its territories or possessions or Mexico, the United Kingdom, France or Japan. The "Business" is defined as the research, development, manufacture, sale or marketing of products, services, software, methods or techniques (or any related services or activities) substantially similar to any products, services, software, methods or techniques which the Company is engaged in the research of; development of; manufacture, selling, or marketing, or has under active consideration to do the same as to which the Employee has actual knowledge.


         Employee understands and agrees that the scope of the foregoing covenant is reasonable as to time, area and persons and is necessary to protect the legitimate business interests of the Company and its affiliates. Employee further agrees that such covenant will be regarded as divisible and will be operative as to time, area and persons to the extent that it may be so operative, and if any part of such covenant is declared invalid, unenforceable, or void as to time, area or persons, the validity and enforceability of the remainder will not be affected.

         If Employee violates the restrictive covenants of this Section 6 and the Company brings legal action for injunctive or other relief, the Company shall not be deprived of the benefit of the full period of the restrictive covenant as a result of the time involved in obtaining the relief in the event the Company is successful in its actions. Accordingly, Employee agrees that the regularly scheduled expiration date of such covenant shall be extended by the same amount of time that Employee is determined to have violated such covenant.

         7. CONFIDENTIALITY. Employee acknowledges that he has learned and will learn Confidential Information (as defined below) relating to the Business. In consideration of the promises made in this Agreement by the Company, Employee agrees that he will not disclose or use or authorize any third party to disclose or use any such Confidential Information, without prior written approval of the Company. As used in this Section 7, "Confidential Information" shall mean information disclosed to or known to Employee as a direct or indirect consequence of or through his employment with CT, about the Business, the Company's methods, business plans, operations, products, processes and services, including, but not limited to, information relating to research, development, inventions, recommendations, programs, systems, and systems analyses, flow charts, finances, and financial statements, marketing plans and strategies, merchandising, pricing strategies, merchandise sources, client sources, system designs, procedure manuals, automated data programs, financing methods, financial projections, terms and conditions of arrangements of


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any business, computer software, terms and conditions of business arrangements with clients or suppliers, reports, supply and services resources, names and addresses of clients, the Company's contacts, names of professional advisors, and all other information pertaining to clients and suppliers of the Business, including, but not limited to, assets, business interests, personal data and all other information pertaining to the Business, clients or suppliers whatsoever, including all accompanying documentation therefor. All information disclosed to Employee, or to which Employee had access or will have access during the period of his employment with or consulting for CT, for which there is any reasonable basis to be believed is, or which appears to be treated by the Company as Confidential Information, shall be presumed to be Confidential Information hereunder. Confidential Information shall not, however, include information that
(a) is publicly known or becomes publicly known through no fault of Employee, or
(b) is generally or readily obtainable by the public, or (c) constitutes general skills, knowledge and experience acquired by Employee during his employment with CT. This provision shall terminate with respect to a particular portion of the Confidential Information when (i) (a) it enters the public domain through no fault of the Employee, (b) it is in the Employee's possession free of any confidentiality obligation, or (c) it was developed independently of and without reference to any Confidential Information or other information disclosed in confidence to any third party; or (ii) when it is communicated to a third party free of any confidentiality obligation; or (iii) in any event, three years after communication.

         Employee agrees that all documents of any nature pertaining to activities of the Company, or that include any Confidential Information, in his possession now or at any time during the term of his employment with or consulting for the Company, including without limitation, memoranda, notebooks, notes, data sheets, records and computer programs, are and shall be the property of such entity. All copies of such Confidential Information in Employee's possession shall be surrendered to the appropriate entity on the Resignation Date and upon termination of his consulting services to CT, as applicable.

         8. INVENTIONS AND DEVELOPMENTS. Employee represents and warrants that he has notified and will notify CT of all discoveries, inventions, innovations, improvements, and copyrightable or potentially copyrightable works which are related to the Business (collectively called "Developments") and are conceived or developed, either in whole or in part, by Employee during the term of Employee's employment with or consulting for CT. Developments shall include, without limitation, the CT software and any or all other intellectual properties related to the Business. All Developments, including but not limited to all written documents pertaining thereto, shall be the exclusive property of the Company, as the case may be, and shall be considered Confidential Information subject to the terms of this Agreement.

         Employee hereby assigns to CT or How2, as appropriate, all of Employee's rights, title and interest in and to the property described below and relating to the Business that has been, is, or is about to be engaged in by CT or How2, if any, whether now owned or hereafter arising or acquired (collectively the "Intellectual Property"), including:

         (a) All patents issued by the United States, any other country, or any political subdivisions thereof ("Patents"), all registrations and recordings thereof ("Patent Registrations"), and all applications for patents of the United States, any other country, or any political subdivisions thereof ("Patent Applications"), including, without limitation, all provisional patent applications and all reissues, divisionals, continuations, continuations-in-part or extensions of any Patent, Patent Registration, or Patent Application, and any license or other agreement now in existence granting to Employee any right to use or practice any invention, and any other proprietary and confidential information, inventions (whether patented or patentable or not), technical information, procedures, designs, drawings, know-how, software databases, data, expertise, processes, models, materials, and royalty payments;

         (b) All trademarks, trade names, corporate names, company marks, business names, fictitious business names, trade dress, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature


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("Trademarks"), all registrations and recordings thereof ("Trademark
Registrations"), and all applications in connection therewith ("Trademark Applications"), including, without limitation, Trademark Registrations and Applications in the United States, any other country, or any political subdivision thereof, including, without limitation, all reissues, extensions or renewals thereof, and any license or other agreement now in existence granting to Employee any right to use any of the foregoing, all rights in Intellectual Property, logos, trade names, service marks, trade secrets, permits and licenses and the goodwill of the business associated therewith;

         (c) All copyrights (including, without limitation, copyrights for computer programs and data bases) and all tangible property embodying any copyright, and all applications, permits, licenses and sublicenses and other rights in connection therewith, and all registrations and recordations thereof, and all reissues, extensions, and renewals thereof;

         (d) All domain names and all rights of access, control, and programming thereto; and Employee shall cooperate in transferring: (1) the administrative and billing contacts for said domain names to the designee of CT's or How2's choice and shall execute all papers required by Network Solutions for such transfer; and (2) all passwords or other requirements necessary to control, program, or otherwise modify or access websites associated with said domain names; and

         (e) All general intangibles of every nature, including, without limitation, all trade secrets, all rights of actions accrued and to accrue under and by virtue thereof, including the right to sue and recover for past infringement of any Intellectual Property or other right, books, correspondence, customer listings, licenses, permits, records, and other papers and documents in the possession or control of Employee, claims, choses in action, judgments, all rights under all contracts and agreements, all amounts received as an award in or settlement of a suit in damages, cash, deposit accounts, interest in joint ventures or general or limited partnerships and in any event, all general intangibles within the meaning of the Uniform Commercial Code in effect in any applicable jurisdiction.

          Employee agrees that within seven (7) days of any request from the Company, he shall execute all requested assignments and conveyances necessary to vest in the Company any and all rights, title and interest that he may hold in and to the Intellectual Property. Employee agrees that when appropriate, and upon written request of the Company, as the case may be, the Employee will acknowledge that Developments and Intellectual Property are "works for hire," and will sign documentation reasonably necessary to evidence ownership of Developments and Intellectual Property in the Company. Employee agrees to cooperate fully with the Company, at the expense of the Company, in connection with the preparation, filing, and prosecution of any and all Trademark Applications, Patent Applications, and copyright registration applications, whether previously or hereinafter filed, in any country, with regard to any or all Developments and Intellectual Property. Employee agrees to cooperate fully with the Company, at the expense of the Company, in connection with the maintenance and retention by the Company of any and all Trademark Registrations, Patent Registrations, copyright registrations, and domain name registrations, whether now owned by the Company or hereinafter acquired, in any country, with regard to any or all Developments and Intellectual Property. Employee further agrees to cooperate with and assist the Company at the expense of the Company in the prosecution or defense of any litigation involving any Intellectual Property claimed by the Company, including providing truthful testimony as a witness upon reasonable request.

         All costs of documentation, recordation or transfer of title related to the assignment of this Section 8 shall be borne by the Company. Employee shall execute all appropriate documents reasonably required to effectuate the assignment of this Section 8 in a timely manner, so long as said documents are consistent with the terms of this Agreement.


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         9. COMPLETE RELEASES. In consideration of the promises made in this
Agreement, Employee, on behalf of himself, his affiliates, trustees, agents, and servants, their predecessors, successors, assigns and insurers, irrevocably, unconditionally and fully RELEASES, ACQUITS, and FOREVER DISCHARGES the Company and their respective past and present parents, subsidiaries, divisions, affiliates, partners, shareholders, directors, officers, attorneys, accountants, trustees, agents, servants, employees and representatives, their predecessors, successors, assigns and insurers, from ANY and ALL charges, causes of action, complaints, claims, liabilities, damages, costs, obligations, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever (excluding any felonious acts), whether known or unknown, suspected or unsuspected, including, without limitation, any rights arising out of: alleged violations of any contract, express or implied, written or verbal; any covenant of good faith and fair dealing, express or implied; any tort; any legal restrictions on the right of the Company to terminate, discipline, or otherwise manage employees; any federal, state or other governmental statute, regulation, or ordinance; Employee's employment or separation from employment with CT; Employee's service as an officer or director of CT; or any other matter related to his association with the Company. Notwithstanding the foregoing, nothing herein shall constitute a release of the Company from any charges, causes of action, complaints, claims, liabilities, damages, costs, obligations, debts and expenses (including attorney's fees and costs actually incurred) that may arise after the Resignation Date relating to the Company's obligations under this Agreement.

         These releases and waivers include, but are not limited to, charges, causes of action, complaints, claims, liabilities and damages under Title VII of the Civil Rights Act of 1954, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the False Claims Act, the Civil Rights Act of 1966, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Texas Commission on Human Rights Act, the Texas Payday Law, the Texas Workers' Compensation Act, any causes of action or claims arising under analogous state laws or local ordinances or regulations, any common law principle or public policy, including all suits in tort or contract, or under the Company's personnel policies or any contract of employment that may exist between Employee and the Company.

         Employee knowingly and voluntarily waives any existing rights he may have pursuant to the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act. Further, Employee acknowledges the receipt of good and valuable consideration set forth in this Agreement in exchange for this waiver of potential claims.

         In consideration of the promises made in this Agreement, the Company, on behalf of themselves, their affiliates, trustees, agents, servants, attorneys and employees, their predecessors, successors, assigns, and insurers, irrevocably unconditionally and fully RELEASES, ACQUITS, and FOREVER DISCHARGES Employee and each of his past and present affiliates, partners, and representatives, their predecessors, successors, assigns and insurers, from ANY and ALL charges, causes of action, complaints, claims, liabilities, damages, costs, obligations, debts and expenses (including attorney's fees and costs actually accrued), of any nature whatsoever (excluding felonious act), whether known or unknown, suspected or unsuspected, including, without limitation, any rights arising out of: alleged violations of any contract, express or implied, written or verbal; any covenant of good faith and fair dealing, express or implied; any tort; any federal, state or other governmental statute, regulation, or ordinance; Employee's employment or separation from employment with CT; Employee's service as an officer of CT; or any other matter related to his association with the Company. Notwithstanding the foregoing, nothing herein shall constitute a release of Employee from any charges, causes of action, complaints, claims, liabilities, damages, costs, obligations, debts and expenses (including reasonable attorney's fees and costs actually accrued), that may arise after the Resignation Date relating to Employee's service as a consultant to CT pursuant to Section 5 or relating to the Employee's obligations under this Agreement.


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         It is expressly agreed and understood by Employee and the Company that this Agreement is a general release.

         The Company shall indemnify and hold harmless the Employee in respect of acts or omissions as an officer, employee or consultant occurring up to and including the Resignation Date and the end of the consultant period pursuant to
Section 5, to the same extent and with the same limitations as if he was an officer of the Company to the fullest extent permitted by the Delaware General Corporation Law, as amended, and the Company's certificate of incorporation and bylaws in effect on the date of this Agreement.


         10. PROMISE NOT TO SUE. Employee represents that Employee, and to Employee's knowledge Employee's affiliates, partners, attorneys, accountants, trustees agents, servants and representatives, have not heretofore filed any charges or complaints against the Company, their respective parents, subsidiaries, affiliates, divisions, partners, shareholders, officers, directors, attorneys, accountants, trustees, agents, servants, employees or representatives, with any federal, state or local governmental agencies. Employee agrees, in consideration of the promises made by the Company in this Agreement, that Employee will not file or cause to be filed, either directly or indirectly, any charges, causes of action, complaints, or claims against the Company, their respective parents, subsidiaries, affiliates, divisions, partners, shareholders, officers, directors, attorneys, accountants, trustees, agents, servants, employees or representatives, based on Employee's employment or association with the Company or Employee's severance therefrom (other than based on a breach of this Agreement).



         In consideration of the promises made by the Company in this Agreement, Employee further promises and agrees never to voluntarily join in, or commence any action, or proceeding on behalf of himself, or any other person, or entity before any court, administrative agency, or other forum against the Company, pertaining in any way to or arising out of his employment or association with the Company, his resignation or employment, or any other event that occurs on or before the Resignation Date, except as may be necessary to enforce: (a) this Agreement; (b) Employee's rights under state worker's compensation laws (for occupational illness or injury only) or unemployment compensation laws; or (c) Employee's rights under the Company's medical or dental benefit plans.


         Further, Employee agrees to withdraw with prejudice any previously filed charges or suits arising out of his employment or association with or resignation from the Company. Employee further agrees not to actively or materially encourage or aid any person in contemplating, filing, or prosecuting any action or proceeding against the Company in any way related to matters that occur during the course of Employee's employment or association with the Company prior to the Resignation Date, except to the extent the Employee is required to do so by court, regulatory agency or similar order.

         The Company represents that it, and to the Company's knowledge their respective affiliates, partners, attorneys, accountants, trustees agents, servants and representatives, have not heretofore filed any charges or complaints against Employee, his affiliates, partners, attorneys, accountants, trustees, agents, servants, employees or representatives, with any federal, state or local governmental agencies. The Company agrees, in consideration of the promises made by Employee in this Agreement, that it will not file, or cause to be filed, either directly or indirectly, any charges, causes of action, complaints, or claims against Employee, his affiliates, partners, attorneys, accountants, trustees, agents, servants, employees or representatives, based on Employee's employment or association with the Company or Employee's severance therefrom.

         In consideration of the promises made by Employee in this Agreement, the Company further promises and agrees never to voluntarily join in, or commence any action, or proceeding on behalf of itself, or any other person, or entity before any court, administrative agency, or other forum against Employee, pertaining in any way to or arising out of Employee's employment or association with the Company, his resignation of employment, or any other event that occurs on or before the Resignation Date, except as may be necessary to enforce this Agreement.


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         Further, the Company agrees to withdraw with prejudice any previously filed charges or suits arising out of Employee's employment or association with or resignation from the Company. The Company further agrees not to actively or materially encourage or aid any person in contemplating, filing, or prosecuting any action or proceeding against Employee in any way related to matters that occur during the course of Employee's employment or association with the Company prior to the Resignation Date.

         11. NO ADMISSION. Each of Employee and the Company understands and acknowledges that by entering into this Agreement, neither of Employee or the Company admits to any unlawful conduct or wrongdoing in connection with Employee's employment with CT or association with the Company or the termination thereof.

         12. REMEDIES FOR BREACH. Notwithstanding Section 19 of this Agreement, each of the Company and Employee hereby acknowledges that a violation or attempted violation of any of the covenants contained in Sections 6, 7 and 8 of this Agreement will cause irreparable damage to the other parties, and accordingly each party agrees that the other parties shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by the violating party or any employees, partners or agents of the violating party; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies the injured party may have.

         13. NATURE OF THE AGREEMENT. This Agreement and all its provisions are contractual, not mere recitals, and shall continue in permanent force and effect, unless revoked as provided herein. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be severed and the remainder of the Agreement shall continue in full force and effect. This Agreement is intended to create obligations only between the parties, there are no third party beneficiaries under this Agreement, except for How2.

         14. ADVICE OF COUNSEL. The Company has advised Employee to seek the advice of legal counsel prior to signing this Agreement, and the Employee acknowledges that he has had the opportunity to seek counsel in connection with this Agreement and his separation from the Company. The parties hereto acknowledge, warrant and represent that (a) they have relied solely on their own judgment and that of their attorneys and representatives regarding the consideration for, and the terms of this Agreement, (b) they have been given a reasonable period to consider this Agreement, (c) they have read and understand the Agreement, (d) they understand that it includes a general release of claims against each other, and (e) no statements made by the other have in any way coerced or unduly influenced the execution of this Agreement. Employee acknowledges that counsel represents the Company in connection with the negotiation and preparation of this Agreement and that he has been advised by counsel to the Company and the Company's management to obtain independent legal counsel regarding the legal, tax and other consequences of this Agreement.

         Furthermore, Employee acknowledges that in accordance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, he has been given the opportunity to review this Agreement for at least twenty-one (21) days and if Employee executes this Agreement prior to the end of such twenty-one (21) day period, Employee knowingly and voluntarily waives any rights he may have with respect thereto. The Company further advises Employee that in accordance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, he has seven (7) days after execution of this Agreement to revoke this Agreement.

         15. ATTORNEY'S FEES. Each party shall be responsible for his or its own expenses, including attorney's fees incurred in connection with the negotiation, preparation and execution of this Agreement.

         16. NOTICES. Any notice, demand or request required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent


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         15. ATTORNEY'S FEES. Each party shall be responsible for his or its own expenses, including attorney's fees incurred in connection with the negotiation, preparation and execution of this Agreement.

         16. NOTICES. Any notice, demand or request required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by United States registered or certified mail, postage prepaid, or when faxed to a party at its address or facsimile number specified below:

If to the Company:

CT Technology, Inc.
3811 Turtle Creek Blvd., Suite 770
Dallas, Texas 75219
Facsimile number: (214) 520-0034
Attention: Steven B. Solomon

With a copy to:

How2.com, Inc.
Legal Department
3811 Turtle Creek Blvd., Suite 600
Dallas, Texas 75219
Facsimile number: (214) 520-0034

If to Employee:

Richard L. Travis, Jr.
7067 Inwood Lane
Dallas, Texas 75209
Facsimile number: (214) 902-2282 (must call prior to submission)

         The parties to this Agreement may change their addresses for notice in the manner provided above.

         17. COUNTERPARTS AND PHOTOCOPIES. This Agreement may be executed in counterparts and each executed counterpart shall be as effective as a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

         18. PARAGRAPH TITLES NOT BINDING. The use of section titles in this Agreement is for ease of reference only. Such titles are not to be considered terms of this Agreement.

         19. GOVERNING LAW; ARBITRATION.

         (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         (b) The matters, claims, rights, and obligations subject to these arbitration provisions include all rights, claims and obligations arising out of or relating to this Agreement or to the Employee's employment and/or resignation, including, without limitation, any and all claims, rights or causes of action which may ever arise or be asserted under any federal, state, local or foreign statutory, regulatory or common law, and including, without limitation, claims of discrimination under Title VII of the Civil Rights of 1964, Age Discrimination in Employment Act, the Americans with Disabilities Act, the Civil Rights Act of 1991 and

Notice") and to the American Arbitration Association ("AAA"), 13455 Noel Road, Suite 1750, Two Galleria Plaza, Dallas, Texas 75240, telephone (972) 702-8222, the controversy or dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Dallas, Texas, in accordance with AAA's National Rules for the Resolution of Employment Disputes (the "Rules") as modified or supplemented hereby. The parties agree that they will faithfully observe this Agreement to arbitrate and the Rules and that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The award or judgment of the arbitrator shall be final and binding on all parties (and their successors and permitted assignees) and judgment upon the award rendered by the arbitrator may be entered and enforced by any court having jurisdiction thereof. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other national or political subdivision thereof; then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory mediation and arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared equitably (as determined by the arbitrator) by all parties engaged in the dispute or controversy.

         (c) Promptly after the Arbitration Notice is given, AAA will select five possible arbitrators, to whom AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, AAA shall continue to designate potential arbitrators until the parties have five to select from. After the panel of five potential arbitrators has been completed, a two-page summary of the background of each of the potential arbitrators will be given to each of the parties, and the parties will have a period of 10 days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one of the parties shall notify AAA and the other party, and AAA will notify each party that it has five days from the AAA notice to strike two names from the list and advise AAA of the two names stricken. After expiration of the strike period, if all but one candidate has been stricken, the remaining one will be the arbitrator, but, if two or more have not been stricken, AAA shall select the arbitrator from one of those not stricken. The decision of AAA with respect to the selection of the arbitrator will be final and binding in such case.

         (d) Unless and only to the extent mandatory arbitration is validly prohibited or limited by applicable statute or regulation, no litigation or other proceeding may ever be instituted at any time in any court or before any administrative agency or body for the purpose of adjudicating, interpreting or enforcing any of the rights, duties, liabilities or obligations of the parties hereto or any rights, duties, liabilities or obligations relating to any Subject Claim, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted (i) for the purpose of having the award or judgment of an arbitrator entered and enforced or (ii) to seek an injunction or restraining order (but not damages in connection therewith) in circumstances where such relief is available. Unless and only to the extent a limitation of damages is validly prohibited or limited by applicable statute or regulation, no punitive, exemplary or consequential damages may ever be awarded by the arbitrator or anyone else, and each of the parties hereby waives any and all rights to make, claim or recover any such damages.

         (e) The arbitration and any discovery conducted in connection therewith will be conducted in accordance with the Rules in effect at the time of the arbitration, including without limitation the expedited procedures set forth therein. The arbitration hearing will commence no later than 60 days after the arbitrator is selected. The arbitrator will render a decision no later than 30 days after the close of the hearing, in accordance with Rules.

         20. DEATH OF EMPLOYEE. In the event Employee should die before all of the payments referred to in Section 4 are paid, the Company shall continue to make such payments to Employee's designated beneficiaries or if there are no such designated beneficiaries, to the Employee's estate.

         21. ASSIGNMENT. The obligations and duties of the parties set forth in this Agreement may not be assigned or delegated; provided, however, that nothing in this Agreement shall preclude the Company from consolidating or merging with, or transferring all or substantially all of its assets to, another corporation, person or entity ("Entity"). Upon such a consolidation, merger or transfer of assets, the term "Company" shall mean such other Entity or Entities that the Company consolidates or merges into or with, or transfers all or substantially all of the assets of the Company to, and in any such event, the Entity or Entities shall be bound and automatically assume, without any specific action on the part of the Entity or Entities, this Agreement and all obligations and undertakings of the Company set forth in this Agreement, and this Agreement shall continue in full force and effect, including, but not limited to, the obligation of the Company to make the payments set forth in Section 4. The obligations and duties of Employee hereunder shall be personal and not assignable or delegable by the Employee in any manner whatsoever. Notwithstanding the foregoing, the Company in its sole discretion shall have the right to assign its rights under Sections 6, 7 and 8 of this Agreement to any Entity or Entities which may purchase any part or all of the Company's business (whether by asset purchase, stock sale, merger or otherwise).

         22. ENTIRE AGREEMENT. This Agreement constitutes the entire and exclusive statement of the agreement between the parties with respect to its subject matter, and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein. The parties agree that any other terms or conditions included in written or verbal exchanges or representations made by the parties shall not be incorporated herein or be binding unless expressly agreed upon in writing by authorized representatives of the parties subsequent to the date hereof.

         23. ACCELERATION OF HOW2 OPTIONS; REGISTRATION RIGHTS AND LOCKUP. In consideration for the benefits to CT and How2 under this Agreement, How2 agrees that the vesting date for Employee's options to purchase up to 60,000 post-split shares of How2 common stock shall be accelerated to the Resignation Date and such options shall remain exercisable for a period of two years as long as Employee is not in breach under this Agreement (notwithstanding anything to the contrary in the option agreement). In addition, in order to secure the payment obligations of CT under Section 4(i) of this Agreement, How2 agrees that that the vesting date for Employee's options to purchase up to an additional 3,000 post-split shares of How2 common stock shall be accelerated to the date of any payment not made as required pursuant to Section 4(i) by CT, and such options shall remain exercisable for a period of two years as long as Employee is not in breach under this Agreement (notwithstanding anything to the contrary in the option agreement). The Employee's option to purchase the remaining 51,000 post-split shares of How2 common stock shall terminate as of the Resignation Date, and the Employee's option to purchase the remaining 9,000 post-split shares of How2 common stock shall terminate with respect to 3,000 shares as of the date each of the required payments are actually made by CT. The remaining terms and conditions of Employee's options shall remain the same.

         How2 agrees to provide written notice to the Employee of How2's intention to file a registration statement with the Commission (other than a registration statement on Form S-4) in connection with a public offering involving How2's Common Stock (other than How2's initial public offering). If the Employee desires to elect to sell shares underlying his options ("Restricted Securities") in connection with the registration statement, the Employee shall provide written notice to How2, within five days of transmission by How2 of the aforesaid written notice, of his intention to sell all or any multiple of 20% of his original Restricted Securities. How2 shall use its best efforts to include such Restricted Securities requested by the Employee in such registration statement (subject to the lock up and underwriter cutback provisions of this Section), to the extent requisite to permit the public offering and sale of the Restricted Securities, and will use its reasonable efforts to cause such registration statement to become effective as promptly as practicable. In the event the managing underwriter or underwriters of the proposed offering advises How2 that the success of the offering would be materially and adversely affected by the inclusion of the shares requested to be included, then the number of shares to be included for any persons other than How2 shall be reduced or limited (i) as between the selling shareholders and How2, in the sole and absolute discretion of the Board of Directors of How2, and (ii) as between the selling shareholders, pro rata based upon the total number of shares held by such shareholders on a fully diluted basis. As used herein, the "Restricted Securities" shall not include Shares that have been previously sold or that may be resold pursuant to Rule 144 promulgated under the Act or other available exemption. The Employee hereby agrees not to sell any of the shares if requested by the managing underwriter or underwriters of a proposed offering, and agrees to enter into "lock up" or similar agreements if requested by the managing underwriter or underwriters of a proposed offering, for a period of up to 180 days following such offering. Notwithstanding the foregoing, How2 shall in no event be required to keep any such registration or qualification in effect for a period in excess of 90 days or after two years from the date on which the Employee purchased such Restricted Securities. In connection with registration of securities pursuant to this Section, Employee shall pay all fees and expenses with respect to his shares, including the proportionate part, based upon the number of Employee's shares sold in relation to all shares to be sold, of broker/dealer commissions, underwriting discounts, and fees and disbursements of counsel of Employee and any stock transfer taxes incurred with respect of the Restricted Securities of Employee. How2 shall bear all other expenses incurred in connection with such registration statement, including SEC filing fees.

         Notwithstanding the foregoing, the Employee agrees that, for a period of 180 days from the date of the prospectus as first filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b) of its rules and regulations in connection with How2's proposed initial public offering (the "IPO"), the Employee will not, without the prior written consent of the managing underwriter of the IPO, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of any option to purchase or other disposition), directly or indirectly, any shares of How2 Common Stock or securities convertible into, or exercisable or exchangeable for, shares of How2 Common Stock.

         The Employee acknowledges that the proposed IPO will benefit all of the shareholders and option holders of How2, including the Employee. It is understood that this Agreement is provided as an inducement to, and may be relied upon by, How2 and the underwriters in connection with the IPO. The provisions of this Agreement shall be binding upon the undersigned and the successors, assigns, executors, heirs, and personal representatives of the Employee.

         24. NONDISPARAGEMENT. Employee, his employees, affiliates, trustees, agents, confederates, and servants shall immediately and permanently refrain from disseminating to the public or any third party any disparaging or otherwise negative statements, remarks, or comments, whether direct or indirect, literal or implied, true or untrue, regarding the Company, their respective directors, officers, employees, servants, trustees, representatives, shareholders, attorneys, accountants, agents, confederates, subsidiaries, parents, and affiliates, their successors, assigns and insurers, or any products or services provided thereby wherever located.

         The Company, their respective directors, officers, employees, servants, agents, confederates, trustees, representatives, subsidiaries, and affiliates shall immediately and permanently refrain from disseminating to the public or any third-party any disparaging or otherwise negative statements, remarks, or comments, whether direct or indirect, literal or implied, true or untrue, regarding Employee, his employees, servants, agents, trustees, representatives, shareholders, attorneys, accountants, confederates, and affiliates, or any products or services provided thereby wherever located.

         25. REPRESENTATIONS. Employee represents that he is unaware of any prior or impending, actual or potential, violations of municipal, county, state, federal, or foreign laws, rules, or regulations by the Company or their respective directors, officers, employees, servants, agents, confederates, trustees, representatives, subsidiaries, and affiliates, which are or may be based, either in whole or in part, upon the actions or failures to act of Employee. Employee further represents that he is unaware of any prior or impending, actual or potential, charges, causes of action, complaints, claims, liabilities, obligations, debts and expenses to which the Company or their respective directors, officers, employees, servants, agents, confederates, trustees, representatives, subsidiaries and affiliates may be subject or may have rights, and which are or may be based, either in whole or in part, upon the actions or failures to act of Employee.

         PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         THE UNDERSIGNED ACKNOWLEDGE THAT WE HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT WE UNDERSTAND ALL OF ITS TERMS, AND THAT WE ARE ENTERING INTO IT VOLUNTARILY.

     Executed at Dallas, Texas by Employee, acting in his individual capacity, and by an authorized representative of the Company as of the date first stated above.

                                   CT HOLDINGS, INC.
                                   (formerly Citadel Technology, Inc.)



                                   By: /s/ STEVE B. SOLOMON
                                      ------------------------------------------
                                      Steve B. Solomon, Chief Executive Officer


                                   /s/ RICHARD L. TRAVIS, JR.
                                   ---------------------------------------------
                                   Richard L. Travis, Jr.



                                   For purposes only of Section 23 of this
                                   Agreement:

                                   HOW2.COM, INC.


                                   By: /s/ STEVE B. SOLOMON
                                      ------------------------------------------
                                      Steve B. Solomon, Chief Executive Officer